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                                                                      Exhibit 21
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                             NOVAMED SUBSIDIARIES
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1.   NovaMed Management of Kansas City, Inc., a Missouri corporation

2.   Blue Ridge NovaMed, Inc., a Missouri corporation

3. NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company

4. NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company

5.   NovaMed Eyecare Services, LLC, a Delaware limited liability company

6. NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company

7. NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company

8. NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company

9.   NovaMed of Louisville, Inc., a Kentucky corporation

10.  NovaMed of Richmond, Inc., a Virginia corporation

11.  Midwest Uncuts, Inc., an Iowa corporation

12.  NMSL, Inc., a Missouri corporation

13.  NovaMed of St. Louis, Inc., a Missouri corporation

14.  NovaMed Eyecare Research, Inc., a Delaware corporation

15. NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation

16.  NMGK, Inc., an Illinois corporation